EXHIBIT 99 (b)

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE
CROWN AMERICAN REALTY TRUST
SECOND QUARTER 2001
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2001 vs. 2000		2001 vs. 2000
FINANCIAL AND ANALYTICAL DATA:	(in thousands, except per share data)

Total FFO - Incr (decr) - 2001 compared to 2000:	$ 000	$ per share	$ 000	$ per share
Base and percentage rents from anchors and mall shops	$365	$0.010	$993	$0.027
Temporary and promotional leasing income	(131)	(0.004)	(78)	(0.002)
Mall operating costs, net of tenant recovery income	(827)	(0.023)	(1,480)	(0.041)
Utility and misc. mall income, equity in joint venture	156	0.004	500	0.014
Straight line rental income	186	0.005	311	0.009
Core mall operations	(251)	(0.008)	246	0.007

Interest expense	421	0.012	203	0.006
Property admin. and general & admin. expenses	(156)	(0.004)	(550)	(0.015)
Restructuring costs	-	-	369	0.010
Cash flow support earned	(26)	(0.001)	8	-
Gain on sale of outparcel land	(354)	(0.010)	(155)	(0.004)
Depreciation and amortization expense	38	0.001	75	0.002
Lease buyout income	853	0.024	1,608	0.044
Other items	16	-	46	0.001
Change in FFO before pref'd div's and minority interest	541	0.014	1,850	0.051
Allocation to minority interest in Operating Partnership	(121)	-	(455)	-
Dilutive effect of common share options		(0.001)		(0.002)
Rounding to whole cents	-	(0.003)	-	0.001
Change in FFO allocable to common shareholders	$420	$0.010	$1,395	$0.050

	Three Months Ended June 30,		Six Months Ended June 30,
	2001	2000	2001	2000

Funds from Operations ($000 except per share data):
Net income (loss)	$(837)	$1,479	$(485)	$2,962
Adjustments:
Minority Interest in Operating Partnership	1,142	(751)	2,458	(1,497)
Depreciation and amortization - real estate	13,801	12,224	26,851	24,327
Depreciation - joint ventures	126	108	252	215
Operating covenant amortization	-	657	-	1,315
Gain on Sale of Assets	-	(17)	-	(17)
Cash flow support amounts	753	779	1,543	1,535
FFO before allocations to minority interest and pref'd shares	14,985	14,479	30,619	28,840
Allocation to preferred shareholders (preferred dividends)	(3,402)	(3,437)	(6,804)	(6,875)
Allocation to minority interest in Operating Partnership	(3,161)	(3,040)	(6,502)	(6,047)
FFO allocable to common shares	$8,422	$8,002	$17,313	$15,918
FFO per common share	$0.32	$0.31	$0.66	$0.61

Average common shares outstanding during the period	26,208	26,208	26,208	26,208
Partnership units and common shares outstanding at period end	36,164	36,164	36,164	36,164

Avg. common shares outstanding during the period for diluted FFO	26,348	26,208	26,314	26,208
Partnership units and shares during the period for diluted FFO	36,304	36,164	36,270	36,164

Components of Minimum Rents:
Anchor - contractual or base rents	$6,117	$6,253	$12,281	$12,442
Mall shops - contractual or base rents	21,153	20,097	42,625	40,885
Straight line rental income	345	159	589	278
Ground lease - contractual or base rents	582	488	1,174	962
Lease buyout income	853	-	1,624	16
Operating covenant amortization	-	(657)	-	(1,315)
Total minimum rents	$29,050	$26,340	$58,293	$53,268
Components of Percentage Rents:
Anchors	$571	$846	$1,142	$1,331
Mall shops and ground leases	829	1,203	1,894	2,503
Total percentage rents	$1,400	$2,049	$3,036	$3,834

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE
CROWN AMERICAN REALTY TRUST
SECOND QUARTER 2001
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2001	2000	2001	2000
	(in thousands, except as noted)

EBITDA: earnings (including gain on sale of outparcel land)
before interest, taxes and all depreciation and amortization	$28,206	$27,914	$57,391	$55,824

Debt and Interest:

Fixed rate debt at period end	$611,197	$590,692	$611,197	$590,692
Variable rate debt at period end	108,367	127,723	108,367	127,723
Total debt at period end	$719,564	$718,415	$719,564	$718,415

Weighted avg. interest rate on fixed rate debt for the period	7.6%	7.6%	7.6%	7.6%
Weighted avg. interest rate on variable rate debt for the period	6.8%	9.1%	7.5%	8.9%

Total interest expense for period	$13,754	$14,175	$27,875	$28,078
Amort. of deferred debt cost for period (incl. in interest exp)	471	617	942	1,231
Capitalized interest costs during period	10	297	10	564

Capital Expenditures Incurred:

Mall shop tenant allowances	$1,686	$1,834	$3,674	$10,708
Anchor/Big Box tenant allowances	-	4,072	-	8,813
Leasing costs and commissions	434	633	1,037	1,256
Operational capital expenditures at properties	1,226	706	1,794	2,930
Expansions and major renovations	1,920	2,518	2,063	4,205
All other capital expenditures (included in Other Assets)	182	126	320	1,019
Total Capital Expenditures during the period	$5,448	$9,889	$8,888	$28,931

OPERATING DATA:

Mall shop GLA at period end (000 sq. ft.)			5,664	5,768

Mall shop Occupancy percentage at period end			84%	85%

Comp. Store Mall shop sales - 6 months ($ per sq. ft.)			$113.14	$111.41

Mall shop occupancy cost percentage at period end			10.1%	9.9%

Average mall shop base rent at period end ($ per sq. ft.)			$19.60	$19.01

Mall shop leasing for the period:
New leases - sq. feet (000)	110	137	192	271
New leases - $ per sq. ft.	$20.07	$21.01	$24.99	$21.01
Number of new leases signed.	55	58	118	114

Net effective rent for new leases signed in the period (per sq. ft.)	$15.23	$16.87	$21.29	$17.53

Renewal leases - sq. feet (000)	44	59	140	150
Renewal leases - $ per sq. ft.	$29.19	$33.35	$20.92	$24.17
Number of renewal leases signed.	31	54	70	96

Tenant Allowances for leases signed during the period:
First Generation Space - per sq. ft.	$78.95	$89.96	$39.70	$13.65
Second Generation Space - per sq. ft.	$29.45	$19.54	$16.35	$17.09
Leases Signed during the period by:
First Generation Space - sq. feet (000)	2	1	7	8
Second Generation Space - sq. feet (000)	152	195	325	413

Theater and free-standing leasing for the period:
New leases - sq. feet (000)	-	-	-	4
New leases - $ per sq. ft.	$-	$-	$-	$12.54
Tenant allowances -- $ per sq. ft.	$-	$-	$-	$8.75

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
LEASE EXPIRATION SUMMARY FOR 2001 TO 2010
MALL STORES
AS OF DECEMBER 31, 2000

	NUMBER OF		AVG. BASE
	LEASES	SQUARE	RENT PER
YEAR	EXPIRING	FEET	SQUARE FOOT

2001	146	207,106	$22.40
2002	189	413,483	18.06
2003	169	338,445	17.27
2004	152	317,623	20.12
2005	147	281,384	23.22
2006	128	293,209	21.20
2007	132	391,628	18.36
2008	137	381,158	21.19
2009	150	422,092	21.06
2010	144	395,480	21.94
TOTALS	1,494	3,441,608	$20.32

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST

TOP 25 REVENUE-GENERATING TENANTS
FOR THE TWELVE MONTHS ENDED JUNE 30, 2001

		PERCENT OF	NUMBER OF	TOTAL
		TOTAL	OPEN STORES	SQ FT
TENANT	NOTES	REVENUES	AT JUNE 30	OCCUPIED (14)

Sears, Roebuck and Co.		5.5%	21	2,119,792
J C Penney Inc.	(1)	4.3%	24	1,945,888
The Gap	(2)	3.1%	26	277,534
The Limited Stores Inc.	(3)	3.0%	36	281,354
The Bon-Ton		2.9%	17	1,212,922
Venator Group	(4)	2.6%	48	175,771
Intimate Brands Inc.	(5)	2.3%	41	139,738
Transworld Entertainment	(6)	2.2%	29	122,440
Shoe Show of Rocky Mt. Inc.		1.7%	27	129,717
Hallmark-Owned Stores		1.7%	28	106,711
Borders	(7)	1.5%	23	101,259
May Department Stores Co.	(8)	1.4%	14	1,524,226
Zales	(9)	1.4%	48	29,792
KB Toys (Bain Capital)	(10)	1.3%	27	89,240
American Eagle Outfitters		1.3%	18	75,448
Fashion Bug		1.2%	18	160,329
The Finish Line Inc.		1.2%	15	76,656
Sterling Jewelers	(11)	1.2%	24	30,494
Payless Shoesource Inc.		1.1%	23	76,041
Value City Department Stores		1.0%	5	372,713
Regis Stores	(12)	1.0%	43	49,410
Deb Shops Inc.		0.9%	15	91,755
Tandy Corporation	(13)	0.9%	26	66,110
American Outfitters		0.9%	12	65,529
K-Mart Corporation		0.8%	3	259,517
		46.4%		9,580,386

Notes:

(1) Includes J.C. Penney department stores and Eckerd stores.

(2) Includes Gap, Gap Kids, and Old Navy.

(3) Includes Limited Express, Lane Bryant, Lerner Shops, The Limited (core division),

Rack Room Shoes and Structures.

(4) Includes Woolworth, Kinney, Footlocker, Lady Footlocker, Champs, and

Northern Reflections

(5) Includes Victoria's Secret and Bath & Body.

(6) Includes Camelot Music, Disc Jockey, and Wall Stores.

(7) Includes Borders and Waldenbooks.

(8) Includes Kaufmans, Hechts, and Davids Bridal stores.

(9) Includes Gemstone Jewelry, Piercing Pagoda, Gordons Jewelers, and Zales

Jewelers.

(10) Includes Kay-Bee Toys and KB Toys.

(11) Includes Kay Jewelers, Belden Jewelers and Shaw Jewelers.

(12) Includes Master Cuts, Trade Secrets, Cost Cutters, Super Cuts, and Regis Salons.

(13) Operates as Radio Shack.

(14) Includes space owned by certain tenants.

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2001	2000	2001	2000
	(in thousands, except per share data)
Rental operations:
Revenues:
Minimum rent	$29,050	$26,340	$58,293	$53,268
Percentage rent	1,400	2,049	3,036	3,834
Property operating cost recoveries	8,159	8,474	17,695	17,922
Temporary and promotional leasing	1,917	2,048	4,033	4,111
Net utility income	848	858	1,879	1,837
Miscellaneous income	443	296	919	486
Net	41,817	40,065	85,855	81,458

Property operating costs:
Recoverable operating costs	11,616	11,201	24,418	23,382
Property administrative costs	661	610	1,400	1,217
Other operating costs	663	566	1,340	1,123
Depreciation and amortization	13,498	11,941	26,250	23,764
Net	26,438	24,318	53,408	49,486
Net	15,379	15,747	32,447	31,972
Other expenses:
General and administrative	1,320	1,215	2,798	2,431
Restructuring costs	-	-	-	369
Interest	13,754	14,175	27,875	28,078
Net	15,074	15,390	30,673	30,878
Net	305	357	1,774	1,094

Property sales, disposals and adjustments:
Gain on sale of assets	-	17	-	17
Gain on sale of outparcel land	-	354	199	354

Income before minority interest in Operating Partnership	305	728	1,973	1,465
Minority interest in Operating Partnership	(1,142)	751	(2,458)	1,497
Net (loss) income	(837)	1,479	(485)	2,962
Dividends on preferred shares	(3,402)	(3,437)	(6,804)	(6,875)
Net (loss) applicable to common shareholders	$(4,239)	$(1,958)	$(7,289)	$(3,913)

Per common share information:
Basic and Diluted EPS:
Net (loss) per share	$(0.16)	$(0.07)	$(0.28)	$(0.15)

Weighted average shares outstanding (000)	26,208	26,208	26,208	26,208

Funds from Operations:
FFO allocable to common shareholders	$8,422	$8,002	$17,313	$15,918
Diluted FFO per share	$0.32	$0.31	$0.66	$0.61
Weighted average shares outstanding (000) - diluted	26,348	26,208	26,314	26,208

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Balance Sheets

	June 30,	December 31,
	2001	2000
	(Unaudited)
	(in thousands, except share
	and per share data)
Assets

Income-producing properties:
Land	$146,096	$145,936
Buildings and improvements	1,024,997	1,024,191
Deferred leasing and other charges	45,839	45,752
	1,216,932	1,215,879
Accumulated depreciation and amortization	(449,057)	(430,474)
	767,875	785,405

Minority interest in Operating Partnership	3,203	3,050

Investment in joint venture	3,997	4,424
Cash and cash equivalents, unrestricted	4,502	14,613
Restricted cash and escrow deposits	10,732	8,803
Tenant and other receivables	15,875	18,191
Deferred charges and other assets	16,480	21,015
	$822,664	$855,501

Liabilities and Shareholders' Equity

Debt on income-producing properties	$719,564	$722,848
Accounts payable and other liabilities	25,216	36,081
	744,780	758,929

Commitments and contingencies

Shareholders' equity:
Non-redeemable senior preferred shares, 11% cumulative,
$.01 par value, 2,500,000 shares issued and outstanding	25	25
Common shares, par value $.01 per share, 120,000,000 shares
authorized, 27,742,317 shares issued at both June 30, 2001
and December 31, 2000	277	277
Additional paid-in capital	317,459	317,475
Accumulated deficit	(223,856)	(205,624)
	93,905	112,153
Less common shares held in treasury at cost; 1,534,398
shares at both June 30, 2001 and December 31, 2000	(14,652)	(14,652)

Less preferred shares held in treasury at cost; 25,000 shares at
both June 30, 2001 and December 31, 2000	(929)	(929)

Accumulated other comprehensive loss	(440)	-
	77,884	96,572
	$822,664	$855,501

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2001	2000
	(in thousands)

Cash flows from operating activities:
Net (loss) income	$(485)	$2,962
Adjustments to reconcile net income to net cash
provided by operating activities:
Minority interest in Operating Partnership	2,458	(1,497)
Equity earnings in joint venture	(138)	(78)
Depreciation and amortization	27,902	26,943
Restructuring costs	-	369
Net changes in:
Tenant and other receivables	2,316	290
Deferred charges and other assets	2,909	3,028
Restricted cash and escrow deposits	(1,836)	(1,644)
Accounts payable and other liabilities	(11,305)	(8,503)
Net cash provided by operating activities	21,821	21,870

Cash flows from investing activities:
Investment in income-producing properties	(8,568)	(27,912)
Change in investing escrow deposits	(108)	4,349
Proceeds from asset sales	-	4,646
Distributions from joint venture	380	288
Net cash (used in) investing activities	(8,296)	(18,629)

Cash flows from financing activities:
Proceeds from issuance or assumption of debt, net of deposits	4,765	18,851
Cost of issuance of debt	(6)	(19)
Debt repayments	(8,034)	(9,435)
Dividends and distributions paid on common shares and partnership units	(15,100)	(14,919)
Dividends paid on senior preferred shares	(6,804)	(6,875)
Cash flow support payments	1,543	1,535
Net cash (used in) financing activities	(23,636)	(10,862)

Net (decrease) in cash and cash equivalents	(10,111)	(7,621)

Cash and cash equivalents, beginning of period	14,613	17,171

Cash and cash equivalents, end of period	$4,502	$9,550

Supplemental Cash Flow Data:

Interest paid (net of capitalized amounts)	$26,933	$26,847
Interest capitalized	$10	$564

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